EXHIBIT 10.8

CONFIDENTIAL RELEASE AND SETTLEMENT AGREEMENT

This Confidential Release and Settlement Agreement (“Agreement”) is entered into between and among the following Parties: Kathryn Potter (“Plaintiff”) and Diamond CBD, Inc. (“CBD”), First Capital Venture, Co. (“First Capital”), and Potnetwork Holdings, Inc. (“Potnetwork,” and together with CBD, and First Capital, the “Defendants” and together with the Plaintiff, collectively, the “Parties”), and it sets forth the binding agreement of Parties for the settlement of the following case: Potter v. Potnetwork Holdings, Inc., Diamond CBD, Inc., and First Capital Venture Co., CASE NO.: 19-24017-CV-SCOLA (the “Lawsuit”).

RECITALS

A. The Parties to this Agreement intend to settle all disputes, controversies, contentions, allegations, and claims relating to, arising from, or in any way connected with the Lawsuit.

B. The Parties to this Agreement agree that it is in its/his/her best interest to settle and resolve all disputes between or among the Parties hereto and to go their separate ways.

COVENANTS

1. Settlement Class. All current and former Diamond CBD customers for whom Defendant has email addresses who purchased a) Chill Gummies (Watermelon Slices) – 150 mg; b) Unflavored Diamond CBD Oil – 550 mg; or c) Diamond CBD Infused Gummy Worms – 75 mg (the “Class Products”) online at www.https://www.diamondcbd.com/ between the dates of January 1, 2015 and July 15, 2020 (each a “Settlement Class Member”).

2. Settlement Consideration.

a.

Voucher - Diamond CBD shall email each Settlement Class Member advising them they are entitled a voucher in the amount of $10.00, that may be used without limitation, for the purchase of any products sold by Diamond CBD on the website, https://www.diamondcbd.com/. There will be no expiration date associated with either the acceptance of the voucher or its usage. To accept the voucher, the Settlement Class Member need only click on a link, which will result in them receiving an email containing the voucher code. The voucher may be used at any time. When the voucher code is input in the shopping cart checkout page by the Settlement Class Member, it shall automatically reduce the amount of purchase by $10.00.

b.

Plaintiff’s Payment - Defendants shall pay Plaintiff the sum of $5,000.00 on or before August 15, 2020. Payment shall be made by wire transfer to Kopelowitz Ostrow P.A., pursuant to wire instructions to be provided by Kopelowitz Ostrow P.A.

c.

Attorneys’ Fees - Defendants shall pay Plaintiff’s Counsel attorneys’ fees in the total amount of $200,000.00, per the schedule below (“Fees”). All Fees shall be paid to Kopelowitz Ostrow P.A., pursuant to separate wire instructions to be provided by Kopelowitz Ostrow P.A.. Plaintiffs’ counsel will be responsible for the allocation and distribution of the fees amongst themselves. Fees shall be paid in the amounts set forth below and on or before the dates set forth below, or on the preceding business day if the date falls on a Saturday, Sunday or other day that banks are closed in state of Florida:

1) $10,000.00 on or before August 15, 2020;

2) $5,000.00 on or before September 15, 2020;

3) $5,000.00 on or before October 15, 2020;

4) $5,000.00 on or before November 15, 2020;

5) $5,000.00 on or before December 15, 2020;

6) $5,000.00 on or before January 15, 2021;

7) $5,000.00 on or before February 15, 2021;

8) $5,000.00 on or before March 15, 2021;

9) $5,000.00 on or before April 15, 2021;

10) $5,000.00 on or before May 15, 2021;

11) $5,000.00 on or before June 15, 2021;

12) $5,000.00 on or before July 15, 2021;

13) $7,500.00 on or before August 15, 2021;

14) $7,500.00 on or before September 15, 2021;

15) $7,500.00 on or before October 15, 2021;

16) $7,500.00 on or before November 15, 2021;

17) $7,500.00 on or before December 15, 2021;

18) $7,500.00 on or before January 15, 2022;

19) $7,500.00 on or before February 15, 2022;

20) $7,500.00 on or before March 15, 2022;

21) $7,500.00 on or before April 15, 2022;

22) $7,500.00 on or before May 15, 2022;

23) $7,500.00 on or before June 15, 2022;

24) $7,500.00 on or before July 15, 2022;

25) $7,500.00 on or before August 15, 2022;

26) $7,500.00 on or before September 15, 2022;

27) $7,500.00 on or before October 15, 2022;

28) $7,500.00 on or before November 15, 2022;

29) $7,500.00 on or before December 15, 2022; and

30) $7,500.00 on or before January 15, 2023.

3. Reporting Requirements. Defendants shall provide calendar quarterly written reports (no more than 15 days following the end of each quarter) beginning with the calendar quarter ending September 30, 2020, and through the calendar quarter ending December 31, 2022, by email to Plaintiff’s Counsel at ostrow@kolawyers.com, who shall confirm receipt thereof, confirming how many vouchers were claimed and how many redeemed. Further, Defendants shall provide, upon reasonable request by Plaintiff’s Counsel, confirmation and supporting documentation that Defendants are manufacturing, selling and distributing the Class Products that contain the amounts of ingredients as found on the labels adhered to the products, within the parameters acceptable for the level of active ingredients in dietary supplements. Defendants shall have no obligation under this Agreement to continue selling the Class Products.

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4. Dismissal of Lawsuit. Upon the execution of this Agreement by all Parties, the Parties shall dismiss the Lawsuit with prejudice; provided however that such dismissal shall be conditioned on Defendants’ compliance with this Agreement. The Court shall retain jurisdiction over this Settlement Agreement and the enforcement thereof.

5. Release. Upon consummation of the terms of this Agreement, each Party hereto releases, discharges, and relinquishes any and all claims, demands, causes of action, choses in action, or other rights, whether known or unknown, arising from or any way related to the Lawsuit, or any other matter encompassed or related to this Agreement or this Agreement’s subject matter. The only exceptions to the Release provided for in this Paragraph 5, are: (a) claims based on events, acts, or omissions taking place after the effective date of this Agreement; (b) actions to enforce or challenge the terms of this Agreement; and (c) claims or rights that cannot be released by law.

6. Default. Time is of the essence for Defendants to perform all of their obligations under this Agreement. Should the payments set forth in paragraph 2 above not be received on the due date then Plaintiff’s Counsel shall provide written email notice to Defendants’ Counsel by email or fax of such non-receipt and Defendants shall have 3 days from its receipt of said written notice to provide proof of payment (the “Cure Period”). In the event Defendants default on its payment obligations more than 3 times, Defendants shall forfeit its right to the Cure Period and Kopelowitz Ostrow P.A. will have the discretion to immediately avail itself to the remedies set forth in paragraph 7 herein.

7. Security for Payment of Attorneys’ Fees. As an inducement to enter into this Agreement, and to ensure payment of the Fees, Defendants have executed and delivered to Kopelowitz Ostrow P.A. a promissory note (the “Promissory Note”) with regard to the amounts payable pursuant to paragraph 2 and reserving with its transfer agent a number of shares of common stock of Defendant Potnetwork Holdings equal to the amounts due under the Promissory Note (based on seven day average trading price of such shares immediately before execution of this Agreement). The Promissory Note is attached hereto as Exhibit A. Upon a payment default, and after any Cure Period, Kopelowitz Ostrow P.A. may request Potnetwork Holdings’ transfer agent to transfer that number of pledged shares sufficient to satisfy the default into the name of Kopelowitz Ostrow P.A. (or its designee). Kopelowitz Ostrow P.A. and its designees may, in accordance with and subject to the federal securities laws, thereafter freely trade such shares, at such price and at such volume as Kopelowitz Ostrow P.A. may determine. Kopelowitz Ostrow P.A. shall keep a written account of all such shares sold and the net amount to Kopelowitz Ostrow P.A. after commissions, taxes, costs and all other expenses (the result being the “Net Sales Proceeds”). The Net Sales Proceeds shall be applied to reduce the amount of Fees owed by Defendants. The Parties shall establish a separate written document on file with the transfer agent that will instruct them to transfer such number of reserved shares to Kopelowitz Ostrow P.A. (or its designee) upon its request after a Default and Cure Period.

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8. Defendants’ Obligations are Joint and Several. Each Defendant shall be jointly and severally liable and responsible for performance of all the Defendants’ obligations under this Agreement.

9. Confidentiality of Agreement. Each party represents and agrees that, except as required by law or judicial process, it/he/she will keep the fact, terms, allegations, circumstances, and settlement amount of this Agreement completely confidential and will not disclose such confidential information to anyone except their attorneys, tax advisors, and other providing either professional, legal, or financial advice, all of whom will be bound by a confidentiality terms of this Agreement. If a third party or representative of a medium asks questions of any Party concerning the Lawsuit or this Agreement, the only permitted response is that the matter or issue has been resolved. In the event of a demand under color of law or judicial process for information protected by this confidentiality term, each Party agrees to notify counsel for the other Parties that demand in writing as soon as practicable so as to enable any Party to move for judicial protection of confidential information. Notwithstanding the foregoing, a Party is permitted by this Agreement to publish a press release or make such public filing as may be required by law indicating that the Lawsuit has been settled provided that such press release is approved by the other Parties hereto.

10. Mutual Non-Disparagement. No Party to this Agreement or any of their owners, officers, directors, or high-level employees shall directly or indirectly, publicly or privately, disparage any other Party to this Agreement.

11. Parties Bound. This Agreement is binding on and shall inure to the benefit of the Parties as well as to their heirs, successors, and assigns.

12. Agreement Voluntarily Made with Participation by Counsel. Each Party hereto acknowledges that this Agreement has been entered into voluntarily and with the assistance and advice of an attorney of each Party’s choice.

13. Interpretation. No Party shall be deemed the draftsperson of this Agreement. No ambiguity herein shall be construed against any Party hereto.

14. Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the Parties and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter, including that certain Term Sheet by and among the Parties dated July 21, 2020. There are no other agreements, written or oral, express or implied, between the Parties, concerning the subject matter of this Agreement.

15. Severability. If a court determines that any part of this Agreement is invalid or unlawful, that determination will not affect any other part of this Agreement that can be enforced by disregarding the invalid or unlawful part. The rest of this Agreement will continue in full force and effect.

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16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, without regard to its choice of law rules.

17. No Waiver. Failure by any Party to enforce any of its rights or remedies provided to it in this Agreement shall not be deemed a waiver of those rights.

18. No Admission. This Agreement is entered into solely for the purpose of settlement. Nothing herein may be cited or construed as, or may be used as, an admission by or against any Party of any fault, wrongdoing or liability of any kind whatsoever.

19. Amendment or Modification. This Agreement may only be amended or modified by a written instrument signed by all parties to this Agreement.

20. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and pdf signatures shall be deemed originals.

21. Effective Date. The Parties deem that the Effective Date of this Agreement is the date of signing.

22. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid or by electronic mail, if permitted by law, with read receipt received.

[Signature Page Follows]

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Dated: July __, 2020

KOPELOWITZ OSTROW P.A.

____
JEFF M. OSTROW, ESQ .
Plaintiff's Counsel

JONATHAN D. LEINWAND, P.A.

____
JONATHAN D. LEINWAND, ESQ.
Defendants' Counsel

PEARSON, SIMON & WARSHAW, LLP

Melissa Weiner Digitally signed by Melissa Weiner DN: cn=Melissa Weiner, o, ou, email=mweiner@pswlaw.com, c=US Date: 2020.08.18 13:55:51 -05'00'
____
MELISSA WEINER, ESQ.
Plaintiff's Counsel

DIAMOND CBD, INC

____
Name:

Title: President

FIRST CAPITAL VENTURE, CO.

____
Name:

Title: President

POTNETWORK HOLDINGS, INC.

____
Name:

Title: COO

PLAINTIFF KATHRYN POTTER

____
Kathryn Potter

Signature Page to
POTTER V. DIAMOND CBD, ET AL.

CONFIDENTIAL RELEASE AND SETTLEMENT AGREEMENT

EXHIBIT A

(promissory note)

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (ii) UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE, AS MAY BE SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

$200,0000	August 17, 2020

The Company and the Holder (as defined below) having entered into that Settlement Agreement by and among Kathryn Potter and the Company of even date herewith (the “Settlement Agreement”), agree as follows:

1.	Payment.

1.1.

Principal Amount. Diamond CBD, Inc. (“CBD”), First Capital Venture, Co. (“First Capital”), and Potnetwork Holdings, Inc. (“Potnetwork,” and together with CBD, and First Capital, the “Company”), for value received, hereby promises to pay to the order of Kopelowitz Ostrow P.A. (the “Holder”) the sum of Two Hundred Thousand U.S. Dollars ($200,000.00) (the “Principal Amount”).

1.2.

Schedule of Payments; No Interest or Fees. The Principal Amount of this Convertible Promissory Note (the “Note”) shall be payable in 30 installments at the time and in the manner provided in paragraph 2 of the Settlement Agreement, free of any and all interest or other fees or charges of any kind through the date of payment in full of the installments. No interest shall be charged or accrue on the Principal Amount and no fees shall be charged in respect thereof, including in the event of a default in payment. The only remedy available for default under this Note is conversion as described below.

1.3.

Reservation of Shares. Upon execution of this Note, the Company shall reserve with its transfer agent that number of shares of common stock of Potnetwork equal to the amount owing hereunder (the “Share Reserve”). The Share Reserve will be governed by an Irrevocable Agent Instruction Letter in the form attached hereto as Exhibit A. The shares Company shall maintain an adequate number of shares in the Share Reserve to affect the foregoing.

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1.4.

Default in Payment Schedule; Conversion Right. Upon a failure by the Company of a scheduled installment payment as required under the Settlement Agreement, and the expiration of any Cure Period per the Settlement Agreement, the Holder may convert such amounts due in that installment period into such number of shares of Common Stock of Potnetwork sufficient to satisfy that particular default into the name of Kopelowitz Ostrow P.A. (or its designee). Under no circumstances should an event of default occur, shall Company be charged any default interest in addition to the Principal of this Note.

1.5.

Calculation of Conversion Price. If the Holder requests to convert a past due amount owed into shares, the number of shares to be issued shall be determined by dividing the amount owed on the applicable payment date by the seven-day average market closing price of Potnetwork shares immediately prior to the date upon which the Holder requests such conversion in writing.

1.6.

Transfers After Conversion. Upon transfer by the transfer agent of that number of pledged shares sufficient to satisfy any such default, Kopelowitz Ostrow P.A. and its designees may, in accordance with the other terms of this Note, including Section 6 and subject to federal and state securities laws, thereafter freely trade such shares, at such price and at such volume as Kopelowitz Ostrow P.A. may determine; provided that, any sale price shall not be less than 90% of the market price of the common shares of Potnetwork as reported by OTC Markets or its principal market (the “Minimum Sale Price”). “Market Price” shall mean the average volume weighted average price for the 5 trading days preceding the date upon which the Holder sells the Potnetwork shares.

1.7.

Adjustment to Fees Owed and Principal Amount upon Sale. Kopelowitz Ostrow P.A. shall keep a written account of all such converted shares sold and the net amount to Kopelowitz Ostrow P.A. after reasonable commissions, taxes, costs and all other expenses of the sale, which taken as a whole, are not in excess of ordinary costs and fees (the result being the “Net Sales Proceeds”). The Net Sales Proceeds shall be applied to reduce the amount of Fees and Principal owed by the Company to the Holder under the Settlement Agreement and this Note.

1.8.	Maximum Conversion.

a.

Notwithstanding anything to the contrary contained herein, if Potnetwork is a reporting issuer filing period reports with the U.S. Securities and Exchange Commission (the “SEC”), the number of conversion shares that may be acquired by the Holder upon any and all conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of common stock of Potnetwork then beneficially owned by the Holder and its affiliates and any other persons whose as amended, (the “1934 Act”), does not exceed 4.999% of the total number of issued and outstanding shares of common stock of Potnetwork (including for such purpose the shares of common stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder.

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b.

Nowithstanding the foregoing, if Potnetwork is a non-reporting issuer, the number of conversion shares that may be acquired by the Holder upon conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of common stock of Potnetwork then beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of common stock of Potnetwork would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act, does not exceed 9.999% of the total number of issued and outstanding shares of common stock of Potnetwork (including for such purpose the shares of common stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder.

c.	The limitations set forth in this Section 1.8 shall not be waived.

1.9.

Satisfaction. Upon payment in full to the Holder of the amount due under this Note, by timely payment in accordance with the schedule set forth in the Settlement Agreement, Net Sales Proceeds or a combination of both, this Note shall be surrendered to the Company for cancellation.

2.	Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

2.1.

Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company

2.2.

No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

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3.	Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

3.1.

Investment Purpose. This Note and the stock issuable upon default pursuant to this Note are “acquired” for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

3.2.

Private Issue. The Holder understands (i) that this Note and the shares issuable upon default and conversion hereunder are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 3.

4.	Assignment. Subject to the restrictions on transfer described in Section 6 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.	Waiver and Amendment. Any provision of this Note may only be amended, waived or modified upon the written consent of the Company and the Holder.

6.

Transfer of This Note or Securities Issuable on Default. With respect to any offer, sale or other disposition of this Note or securities into which any part of this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7.

Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid or by electronic mail with read receipt received. Notice is as follows and may be changed by giving notice to the other party:

Potnetwork Holdings

3531 Griffin Road

Fort Lauderdale, FL 33312

Attn: Kevin Hagen kevin@potnetworkholding.com

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With a copy to (which shall not constitute notice)

Jonathan D. Leinwand, P.A.

18851 NE 29th Ave., Suite 1011

Aventura, FL 33180

Attn: Jonathan Leinwand <jonathan@jdlpa.com>

Kopelowitz Ostrow

Ferguson Weiselberg Gilbert

One West Las Olas Blvd., Suite 500

Fort Lauderdale, Florida 33301

Attn: Jeff Ostrow <ostrow@kolawyers.com>

8.	Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof.

9.	Heading; References; Terms. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Settlement Agreement.

10.	Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

11.	Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

12.	Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents, agreements, and instruments, executed and delivered pursuant to or in connection with this Agreement, including the Settlement Agreement of even date herewith and the Irrevocable Transfer Agent Instruction Letter, attached hereto as Exhibit A, contains the entire agreement among the parties hereto with respect the subject matter hereof, and such Agreement supersedes all prior arrangements or understandings with respect to the subject matter hereof, both written and oral.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Defendants caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

DIAMOND CBD, INC

By:________________________
Name:
Title: President

FIRST CAPITAL VENTURE, CO.

By:________________________
Name:
Title: President

POTNETWORK HOLDINGS, INC.

By:________________________
Name:
Title: CEO

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EXHIBIT A

(Transfer Agent Instruction Letter)

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